BUKA VENTURES INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Health Education Corporation dba. Nutranomics, (“Nutranomics”) by Buka Ventures, Inc., (“Buka”) and the “Company”) through a Stock Exchange Agreement and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On September 13, 2013, Buka Ventures, Inc., a Nevada corporation (“Buka”) and Health Education Corporation dba. Nutranomics, a Utah corporation (“Nutranomics”), executed and delivered an Share Exchange Agreement (the “Share Agreement”) and all required or necessary documentation to complete the merger (collectively, the “Transaction Documents”), whereby Buka became the parent company and Nutranomics became the wholly-owned subsidiary on the closing of the Share Agreement.  Prior to the closing of this transaction and pursuant to a certain Share Exchange Agreement dated September 13, 2013, Buka canceled 25,000,000 of its 46,500,000 issued and outstanding common shares and simultaneously issued 25,005,544 of its common stock in exchange for 8,994,800 shares of Nutranomics common stock.

This transaction is being accounted for as a reverse acquisition. Nutranomics is the surviving company and the acquirer for accounting purposes.

The following unaudited pro forma consolidated statement of operations for the nine months ended July 31, 2013 of Buka Ventures, Inc. and for the year ended July 31, 2013 for Nutranomics gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at July 31, 2013 for Nutranomics and July 31, 2013 for Buka assumes the effects of the above as if this transaction had occurred as of July 31, 2013.

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with Buka’s audited financial statements as of and for the nine months ended July 31, 2013 and the audited financial statements of Nutranomics as of and for the period for the year ended July 31, 2013. The unaudited pro forma consolidated financial statements are consolidated as if they individual results of each company reflected the same twelve month period.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

HEALTH EDUCATION CORPORATION dba. NUTRANOMICS
Unaudited Proforma Consolidated Balance Sheet

Health Education Corporation dba. Nutranomics July 31, 2013
Buka Ventures Inc. July 31, 2013

	Health Education Corporation dba. Nutranomics	Buka Ventures Inc.
	July 31,	July 31,
	2013	2013	Adjustments				Consolidated
ASSETS

Current Assets
Cash and cash equivalents	$11,129	$1,439					$12,568
Accounts recivable, net of allowance	159,107	-					159,107
Related party recievable	1,750	-					1,750
Prepaid expenses	1,674	2,500					4,174
Advances	-	-					-
Inventory	276,477	-					276,477
Rent deposit	-	-					-

Total Current Assets	450,137	3,939					$454,076

Property & Equipment, net	22,336	-					22,336

Other Assets
Rent deposit	2,000	-					2,000

Total Other Long-term Assets	2,000	-					2,000

Total Assets	$474,473	$3,939					$478,412

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$343,496	$2,341					$345,837
Lines of Credit	261,911	-					$261,911
Related party payable	24,514	198					$24,712
Unearned revenue	58,418	-					$58,418
Total Current Liabilities	688,339	2,539					$690,878

Long-term Liabilities
Related party notes payable	75,000	-					$75,000
Total Long-term Liabilities	75,000	-					$75,000

Total Liabilities	763,339	2,539					$765,878

Stockholders' Equity
Common stock; no par value, 10,000,000 shares							$-
authorized; 8,994,800 shares issued and
outstanding	2,302,525	46,500	B	2,302,525			$46,500
Treasury stock	(6,000)	-	B			6,000	$-
Capital in excess of par value	-	93,800					93,800
Accumulated deficit	(2,585,391)	(138,900)	A	138,900	B	2,302,525	$(427,766)
			B	6,000	A	138,900

Total Stockholders' Equity	(288,866)	1,400		2,447,425		2,447,425	$(287,466)

Total Liabilities and Stockholders' Equity	$474,473	$3,939		2,447,425		2,447,425	$478,412

HEALTH EDUCATION CORPORATION dba. NUTRANOMICS
Unaudited Proforma Consolidated Statements of Operations

For the Year ended July 31, 2013 for Health Education Corporation dba. Nutranomics July 31, 2013
For the Nine Months ended July 31 , 2013 for Buka Ventures, Inc.

	Nutranomics	Buka Ventures, Inc.
	For the	For the
	Year ended	Nine Months Ended
	July 31,	July 31,	Adjustments	Consolidated
	2013	2013

Revenues	$2,858,200	$-		$2,858,200
Cost of Goods Sold	2,211,702	-
Gross Profit	646,498	-

OPERATING EXPENSES
General and administrative	351,522	16,575		$368,097
Professional fees	19,994	-
Research and development	44,706	-
Salaries and wages	385,075	-		$385,075

Total Operating Expenses	801,297	16,575		$817,872

Loss from Operations	(154,799)	(16,575)		$(171,374)

Other Income (Expense)
Interest Expense	(16,652)	-		$(16,652)

Total Other Income (Expense)	(16,652)	-		$(16,652)

Loss Before Income Taxes	(171,451)	(16,575)		$(188,026)
Income Tax Expense	-	-		-

NET LOSS	$(171,451)	$(16,575)		$(188,026)

Basic and Diluted Loss Per Share of Common Stock	$(0.02)	$(0.00)

Weighted Average Number of Shares Outstanding	8,990,636	46,500,000		55,490,636

BUKA VENTURES, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2013 FOR BUKA VENTURES, INC. AND FOR THE

YEAR ENDED JULY 31, 2013 FOR HEALTH EDUCATION CORPORATION

DBA NUTRANOMICS

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The transaction is being accounted for as reverse acquisition and recapitalization. Nutranomics is the acquirer for accounting purposes. Buka is the issuer. Accordingly, Nutranomics historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the transaction. The accumulated deficit of Nutranomics is carried forward after the acquisition. Operations prior to the transactions are those of Nutranomics. Earnings per share for the period prior to the transaction are restated to reflect the equivalent number of shares outstanding.

NOTE B – ADJUSTMENT

(a)	To record recapitalization and eliminate accumulated deficit of Buka.
(b)	To record the exchange of stock.

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